Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Tower Bancorp, Inc.

Harrisburg, Pennsylvania

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated May 29, 2009, relating to the consolidated financial statements of Graystone Financial Corp. for the year ended December 31, 2008, appearing in the Current Report on Form 8-K/A of Tower Bancorp, Inc. filed with the Securities and Exchange Commission on June 1, 2009.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania

June 1, 2009